June 2019 :: William Blair Conference

Disclaimer IMPORTANT: You must read the following information before continuing to the rest of the presentation. This presentation has been prepared by CURO Group Holdings Corp. and is being provided to you for informational purposes only. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the significant growth opportunities with sustainable competitive advantages for our business, our belief that market trends favor our business, our 2019 full year guidance and cash and liquidity flow outlook, our expectations regarding the impact of our reduction in force in the first quarter of 2019 and our expectations regarding the impact of recently-adopted accounting standards. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including our ability to execute on our business strategy, our ability to capitalize on favorable market trends and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our level of indebtedness; errors in our internal forecasts; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; any failure of third-party-lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. Non-GAAP Financial Measures In addition to the financial information prepared in conformity with U.S. GAAP, we provide in this presentation certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted Return on Average Assets. Such measures are intended as a supplemental measure of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company presents Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, such measures provide useful information for comparing the Company’s performance over various reporting periods as they remove from the Company’s operating results the impact of items that the Company believes do not reflect its core operating performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets are not substitutes for net earnings, cash flows provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets. Although the Company believes that Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets can make an evaluation of its operating performance more consistent because they remove items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets differently than the Company does. As a result, it may be difficult to use Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets to compare the performance of those companies to the Company’s performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets should not be considered as measures of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and using Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets as supplemental measures. Reconciliations of non-GAAP metrics utilized in this presentation to their closest GAAP measures can be found in slides xx – xx. The presentation is confidential and may not be reproduced, redistributed, published or passed on to any other person, directly or indirectly, in whole or in part, for any purpose. This document may not be removed from the premises, and by accepting this document and attending the presentation, you agree to be bound by the foregoing limitations. If this document has been received in error it must be returned immediately to us. 2

CURO At a Glance Business Overview Large Geographic Footprint  Founded in 1997, CURO is a tech-enabled, multi-channel Store and multi-product consumer finance company serving a Online wide range of underbanked consumers in the U.S. and Both Canada, and a market leader in the industry based on British No Presence Alberta* Manitoba revenues Columbia* – Strong position in each of its markets New Brunswick Saskatchewan* – Rapidly gaining market share in large fragmented Ontario* WA* markets ND Nova Scotia*  Dominant storefront presence with 413 total locations OR ID WI RI – United States : 213 stores in 14 states WY OH – Canada : 202 stores in 7 provinces and territories NV* IL* UT VA  Large online lending presence CA* CO KS* MO* TN* OK SC – United States : 27 states AZ* NM AL* – Canada : Alberta, Nova Scotia, Ontario, MS* Saskatchewan and British Columbia AK TX* LA* HI Strong Brands Product and Channel Distribution (% of 3/31/19 QTD Revenue) Ancillary 5.4% Single-Pay (Non-US) 7.0% Single-Pay (US) Unsecur Online 9.8% ed 54% Installm 46% ent Stores Open-End 48.9% 19.0% Secured Installment 9.9% 3

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 4

Leading Large Scale Lender (1) To Underbanked Consumers With Track Record Of Profitability Across Credit Cycles 1997 – 2007 2008 – 2013 2014 – Present Focused branch development in Channel, product and Broad product diversification U.S. geographic diversification and brand development; omni- channel  Company founded with first  Began offering installment  Installment loan and open-end location in Riverside, loans credit product expansion California  Launched analytical brand  Launched online lending  Mobile optimized sites and marketing platforms apps  Expanded into additional  International expansion to  Refined best-in-class omni- states Canada channel platform Bespoke IT platform Raised over $2 billion of debt $16.9 billion of total credit development financing since 2008 extended since 2010 5 (1) Leading large-scale lender in terms of revenue.

Omni-Channel Platform Supports “Call, Click or Come-In” Source customers from a broad base with high retention rates Storefront Digital / Mobile Category-killer stores promote brand awareness Synergistic lead funnel for storefront channel Distinctive and recognizable branding Enhances customer experience Convenient locations typically open 7 days per week Over 85% of web visitors are on mobile (1) Higher approval rates with better credit performance Site to store: over 48,000 loans in Q1 2019 (2) (1) Through March 31, 2019. 6 (2) New and reactivated customers

Comprehensive Product Offerings And Diversified Revenue (1) Unsecured Secured Open-End Single-Pay Installment Installment (Line of Credit) Online: KS,TN,ID,UT, Online & in-store: Online and in-store: Online & in-store: VA, DE, RI and Canada Channel 14 U.S. states and 12 U.S. states and 7 U.S. states In-store: KS,TN and Canada Canada Canada Average Loan (2) (2) Size $610 $1,388 $858 $317 Revolving / Up to 60 months Up to 42 months Up to 62 days Duration Open-ended Average monthly Average monthly Daily interest rates ranging Fees ranging from $13 15.2% 11.5% Pricing interest rate (3) interest rate (3) from 0.13% to 0.99% to $25 per $100 borrowed Loans $221 million (2) $83 million (2) $241 million $70 million Receivable Q1 2019 QTD Consolidated Revenue Increasing Installment & Open-end Focus (% of revenue) (% of revenue) Installment & open-end 77.8% 78% $278 59% Ancillary million 5.4% 19% Canada Single-pay 7.0% U.S. FY 2010 FY 2016 Q1 2019 Single-pay 9.8% (1) As of 3/31/19 7 (2) Includes CSO loans. (3) Weighted average of the contractual interest rates for the portfolio as of 3/31/19. Excludes CSO.

Large Addressable Market Is Underserved

Large Total Addressable Market

- Combined estimated 125 million potential underbanked borrowers (1)
- 39% of American adults could not cover an emergency expense of $400 (2)
- 12% of credit-active Canadian adults are considered sub-prime, in the 300-639 FICO score range (3)

Favorable Customer Trends

- 63% of respondents in a recent study do the majority of banking online and 43% conduct transactions using a mobile banking app (4)
- Growing preference towards installment loan products
  - Growth in funded online installment loans has increased nearly 500% since 2013 vs. online single-pay loans which have increased less than 100% (5)

Providers of credit to U.S. population by FICO band(6)



20.7%
19.0%
17.1%
13.2%
10.0%
8.5%
6.8%
4.7%
> 800
750–799
700–749
650–699
600–649
550–599
500–549
< 500
Banks
Specialized consumer lenders
Credit unions
Marketplace lenders
Credit cards
Broker dealers
Marketplace lenders
Specialized consumer lenders
Non-prime Credit cards

As many as 121 million Americans are underserved by traditional finance companies

(1) In the U.S. (CSFI report, "2017 Financially Underserved Market Size Study") and Canada (internal / TransUnion)
(2) May 2019 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2018
(3) TransUnion Industry Insights Summary, 4th Quarter 2018
(4) 2017 TSYS U.S. Consumer Payments Study
(5) Clarity Services Inc. 2018 Alternative Financial Services Lending Trends; 2013 indexed at 100 for comparative growth illustration; funded loan volume measure in dollars.
(6) April 2017; FICO.

8

Market Trends Favoring CURO Underserved Market with Solid Financial Condition People are Working No early indicators of employment slippage Unemployment rate at historically low level Initial jobless claims also remain historically low 12.0% 800,000 11.0% 700,000 10.0% 9.0% 600,000 8.0% 500,000 7.0% 6.0% 400,000 5.0% 300,000 4.0% 3.0% 200,000 2.0% 100,000 Source: Bureau of Labor Statistics through April 2019. Source: Bureau of Labor Statistics through 5/19/19. Wage growth is strongest for our customer base Consumer Confidence remains strong 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% <$15 $15 - 22.50 $22.50 - $30 $30 - $45 $45 9 Source: Department of Labor, Goldman Sachs Global Investment Research; nominal wage growth over last year (3 month average).

Multiple Opportunities For Continued Significant Growth

CURO has developed a growth-oriented financial technology platform positioned to capitalize on numerous growth opportunities

Capital Structure Optimization

- August 2018 refinancing extended maturities to 2025 and reduced interest expense
- SPV Facility to finance growth of Open-end loans in Canada
- Expansion of Senior Revolver to $50 million

Operational Enhancement

- Optimize customer acquisition cost
- Improvement in credit performance
- Further expand existing loan offerings in U.S. & Canada

Geographic Expansion

LENDDIRECT

- Expansion of LendDirect in Canada; pilot stores opened Q4 2017
- Continue to explore opportunities in new high-growth markets

New Product Offerings

AVIOCREDIT

- New online installment loan brand, Avio Credit
- Revolve demand deposit product
- Direct on-line Ohio installment product to replace CAB / CSO model

Efficient Customer Acquisition

- Continue to drive more customer growth in existing products / geographies
- Data driven, cost-efficient acquisitions strategy
- Increase prescreen direct-mail program and add to affiliate network

10

Canada Open-End Transition 11

Transition To Multi-Pay Loans In Canada Beginning In 2016 ($Millions) Gross Combined Loans Receivable 450% Single Pay Gross AR Multi Pay Gross AR Single Pay Yield Multi Pay Yield $232 $210 400% $194 350% 300% 250% $122 $198 $173 $105 $91 $99 $103 $157 200% $75 150% $67 $49 $52 $54 $49 $52 $43 $75 $2 $2 $23 $32 100% $53 50% $47 $50 $44 $43 $48 $50 $49 $47 $36 $37 $33 0% Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Windsor, Ontario Pilot began in February 2018 Performance Since Expanded Launch 4,469 single-pay loans ($2.8 million in balances) Quarterly NCO rates (Q1 2019 pro-forma for loss recognition change) have steadily improved from 12.0% Q3 2018 to 9.2% Q4 2018 to 8.5% Q1 2019 2,952 of the loans were converted to Open-End Quarterly yield (before insurance products) stabilized at – $6.2 million in resulting balances 11.9% in Q4 2018 and Q1 2019 – $2,080 average drawn; $2,466 average credit line Total open loan counts increased 57% Q1 2019 Canada Net Revenue of $34.3 million versus Q1 2018 Canada Net Revenue of $33.7 million Unique customers increased 28% 12

Canada Segment Results

Canada	2019 Q1	2018 Full Year	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Full	2017 Q4	2017 Q3	2017 Q2	2017 Q1
Revenue	$ 51.8	$ 191.9	$ 52.4	$ 46.2	$ 47.0	$ 46.3	$186.4	$ 50.6	$ 50.7	$ 43.6	$ 41.6
Provision for losses	17.4	73.0	21.6	24.4	14.4	12.6	45.1	8.8	15.7	10.3	10.2
Net revenue	**34.4**	**118.9**	**30.8**	**21.8**	**32.7**	**33.7**	**141.3**	**41.8**	**34.9**	**33.3**	**31.3**
Advertising costs	1.4	10.5	1.4	3.7	2.7	2.7	10.4	3.5	2.9	2.3	1.8
Non-advertising costs of providing services	17.3	67.8	17.1	17.6	16.7	16.5	63.0	16.3	16.4	15.1	15.3
Total cost of providing services	18.7	78.3	18.4	21.3	19.4	19.2	73.4	19.7	19.3	17.3	17.0
Gross margin	**15.7**	**40.6**	**12.4**	**0.5**	**13.3**	**14.5**	**68.0**	**22.0**	**15.6**	**16.0**	**14.3**
Corporate, district and other	5.2	19.6	4.8	5.1	4.8	4.9	17.0	4.5	4.7	4.4	3.4
Interest expense	3.0	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Total operating expense	-	23.6	7.6	6.4	4.8	5.0	17.2	4.6	4.7	4.4	3.4
Segment operating income	**7.5**	**17.0**	**4.8**	**(5.9)**	**8.5**	**9.5**	**50.8**	**17.4**	**10.9**	**11.5**	**10.9**
Adjusted EBITDA	**$ 11.7**	**$ 25.9**	**$ 8.8**	**$ (3.4)**	**$ 9.8**	**$ 10.7**	**$ 54.6**	**$ 18.4**	**$ 12.0**	**$ 12.5**	**$ 11.7**
Adjusted EBITDA Margin	*22.6%*	*13.5%*	*16.7%*	*NM*	*20.8%*	*23.2%*	*29.3%*	*36.4%*	*23.6%*	*28.7%*	*28.2%*

- Upfront loss provisioning on outsized sequential loan growth and related elevated advertising expense for Ontario (Greater-Toronto market) transition was dilutive to Q3 of 2018
- Sequential loan growth, advertising expense have normalized and NCO rates have improved sequentially leading to post-Ontario transition margin expansion

NOTE: See slide 31 for reconciliation of Adjusted EBITDA to its closest comparable GAAP measure, Segment Operating Income

13

Financial Summary 14

Financial Results At A Glance ($Millions) Gross Combined Loans Receivable Q1 2019 was highlighted by 44.2% YOY loan growth  Grew $188.7 million (+44%) vs. Q1 2018 and 10.8% revenue growth (excluding addition of past due Open-end loans, loans grew $156.3 million or 36.6%) 3 months ended Revenue March 31, Q2 2018 YTD performance commentary ($ in millions) 2019 2018 Growth %  Year-over-year revenue growth of 10.8% (excluding impact of past due Open-end loans, grew $18.2 million or 7.3%) Revenue $277.9 $250.8 10.8%  Open-End revenue grew 94.2% year-over- year on organic growth in the U.S. and introduction of Open-End products in Virginia and Canada (excluding impact of past due Gross margin $105.5 $105.8 (0.3%) Open-end loans, Open-End revenue grew $61.5%) Adjusted EBITDA (1) $72.9 $76.8 (5.1%) Gross Margin  Declined 0.3% year-over-year partly because Q1 2018 loss provisions benefited from Adj. net income (1) $38.0 $37.2 2.2% allowance coverage adjustments that reduced provision, losses were higher year- over-year in the U.S. unsecured installment portfolio because of credit line increases and 2019 Full Year Guidance Affirmed in Q1 Earnings Release (3) the immature Avio portfolio.  Revenue in the range of $1.154 to 1.173 billion  Adjusted Net Income in the range of $112 million to $128 million Corporate Expenses (2)  Adjusted EBITDA in the range of $240 million to $260 million  Grew 11.0% vs. Q1 2018 (excluding items  Estimated tax rate of 25% to 27% for the full year added back to determine Adjusted Net Income)  Adjusted Diluted Earnings per Share of $2.35 to $2.65 on higher variable compensation and professional fees (1) Refer to slides 25 and 24 for reconciliation of Adjusted Net Income and Adjusted EBITDA to their closest GAAP measures, Net Income. (2) Corporate, district and other expense as defined in the Company’s Annual Report on Form 10-K filed on March 18, 2018; refer to slide 28 for 15 reconciliation of Corporate, district and other expenses excluding items added back to determine Adjusted Net Income to its closest GAAP measure. (3) Refer to slide 29 for reconciliation of Non-GAAP Guidance metrics to their closest GAAP measures.

U.S. Income Statement

U.S	2019 Q1		2018 Full Year		2018 Q1		2017 Full Year		2017 Q1	
Revenue	$ 226.1	*100%*	$ 853.1	*100%*	$ 204.6	*100%*	$ 737.7	*100%*	$ 174.3	*100%*
Provision for losses	85.0	*38%*	348.6	*41%*	64.3	*31%*	267.5	*36%*	49.2	*28%*
Net revenue	**141.1**	***62%***	**504.5**	***59%***	**140.3**	***69%***	**470.2**	***64%***	**125.1**	***72%***
Advertising costs	6.4	*3%*	48.8	*6%*	5.2	*3%*	36.1	*5%*	4.7	*3%*
Non-advertising COPS	45.0	*20%*	170.9	*20%*	43.8	*21%*	166.9	*23%*	43.3	*25%*
Total cost of providing services	51.3	*23%*	219.7	*26%*	48.9	*24%*	203.0	*28%*	48.0	*28%*
Gross margin	***89.8***	***40%***	***284.8***	***33%***	***91.3***	***45%***	***267.2***	***36%***	***77.1***	***44%***
Corporate, district and other	43.9	*19%*	112.8	*13%*	30.5	*15%*	120.8	*16%*	25.0	*14%*
Interest expense	14.7	*7%*	80.4	*9%*	22.3	*11%*	82.5	*11%*	23.3	*13%*
Loss on extinguishment of debt	-		90.6		11.7		12.5		12.5	
Segment operating income	**31.2**		**1.1**		**26.8**		**51.5**		**16.3**	
Adjusted EBITDA	**$ 61.2**	***27%***	**$ 193.9**	***23%***	**$ 66.0**	***32%***	**$ 180.1**	***24%***	**$ 57.8**	***33%***
Adjusted EBITDA Margin	*27.0%*		*22.7%*		*32.3%*		*24.4%*		*33.2%*	
Corporate, district and other	43.9	*19%*	112.8	*13%*	30.5	*15%*	120.8	*16%*	25.0	*14%*
Restructuring costs (2)	1.6		-		-		-		-	
U.K. redress and related costs (2)	7.8		-		-		-		-	
Legal settlements (2)	-		(0.4)		-		4.3		-	
Transaction-related costs (3)	-		-		-		5.6		2.3	
Share-based compensation (4)	2.2		8.2		1.8		10.3		0.1	
Other adjustments (5)	(0.1)		0.2		(0.1)		(0.1)		0.0	
Adjusted Corporate, district and other	**32.4**	*14%*	**104.7**	*12%*	**28.7**	*14%*	**100.7**	*14%*	**22.7**	*13%*

- Provision as a percentage of revenue has trended upward entirely because mix shift to lower-yielding, higher-dollar loan products. Q1 2018 Provision as percentage of revenue also benefitted from allowance coverage adjustments.
- Corporate, district and other expenses in Q1 2019 were slightly elevated because of higher variable compensation and professional fees.

NOTE: See slide 30 for reconciliation of Adjusted EBITDA to its closest comparable GAAP measure, Segment Operating Income and explanation of tick marks

16

Historical Financial Summary Gross Combined Loans Receivable quarterly comparison (1) ($Millions) Unsecured Installment Open-end Secured Installment Single-pay CSO $652 $617 $615 $80 $79 $62 $490 $81 $492 $70 $77 $447 $426 $79 $69 $93 $81 $395 $71 $91 $57 $341 $347 $85 $62 $95 $290 $90 $82 $58 $253 $273 $68 $86 $85 $207 $241 $89 $184 $59 $76 $53 $85 $80 $45 $85 $76 $48 $91 $89 $32 $88 $67 $52 $80 $63 $27 $26 $56 $51 $52 $30 $182 $185 $190 $169 $160 $162 $28 $144 $156 $26 $27 $121 $94 $51 $54 $59 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 (1) Gross combined loans receivable is sum of Company-owned gross loans receivable and gross loans receivable guaranteed by the Company. 17

Quarterly Net Charge-off Rates NCO Rates by Country – All Products 25.0% 20.0% U.S NCO rate slightly higher 15.0% due to credit line increases, channel shift to online and expansion to new states 10.0% Canada NCO rate lower on 5.0% product mix shift to Open-end 0.0% U.S. Canada Consolidated Q1 2018 Q1 2019 Consolidated Quarterly NCO Rate by Product Unsecured installment NCO 50.0% rates affected by (i) mix shift away from Canada, (ii) credit 40.0% line increases (accretive to net revenue but drives up NCO 30.0% rates early in the vintages) and (iii) Avio immature portfolio 20.0% Open-end driven by product 10.0% expansion in Canada at lower relative NCO rates and Virginia 0.0% seasoning Unsecured Secured Open-end CSO Single-Pay Total Installment Installment 18 Q1 2018 Q1 2019

Cash and Liquidity Flow Outlook ($Millions) At Midpoint of Implied Free Cash Flow and Excess Cash Flow 2019 Guidance Adjusted EBITDA (1) $ 250.0 Cash interest (70.0) Cash taxes (20.0) Capital expenditures (15.0) Implied Free Cash Flow $ 145.0 Implied Loan Growth: U.S (25.0) Canada (net of SPV funding) (45.0) Implied Excess Cash Flow $ 75.0 Total Liquidity 9/30/18 12/31/18 3/31/19 Excess Cash $ 79.8 $ 6.5 $ 29.2 Undrawn Revolving Facility Capacity: U.S. Revolver - 30.0 50.0 Canadian Revolver 7.5 7.2 7.2 Canadian SPV (2) - - 29.0 Total Liquidity $ 87.3 $ 43.7 $ 115.4 (1) Refer to slide 29 for reconciliation of 2019 Outlook Net Income to Adjusted Net Income and Net Income to Adjusted EBITDA. (2) Liquidity from Canada SPV determined by actual availability using the borrowing base as of the dates shown; total capacity based upon commitments and accordion if the borrowing base was maximized was $93.8m, $65.7m and $65.6m as of September 30, 2018, December 31, 2018 and March 31, 2019, respectively. 19

Consolidated Summary Balance Sheet

($Millions)

($ in millions)	December 31, 2016	December 31, 2017	December 31, 2018	March 31, 2018	March 31, 2019
Cash	$ 182.9	$ 153.5	$ 61.2	$ 118.9	$ 82.9
Restricted cash	4.5	8.5	25.4	13.9	34.3
Gross loans receivable	273.2	413.2	571.5	369.3	553.2
Less: allowance for loan losses	(36.9)	(64.1)	(74.0)	(55.6)	(94.3)
Loans receivable, net	236.3	349.1	497.5	313.7	458.9
PP&E net	93.0	85.6	76.8	82.0	75.3
ROU asset	-	-	-	-	135.4
Goodwill and intangibles	147.2	150.3	149.1	148.6	149.8
Other assets	63.6	55.1	74.8	45.3	97.5
Total assets	$ 727.4	$ 802.1	$ 884.8	$ 722.3	$ 1,034.1
Senior notes and revolver	$ 538.4	$ 585.8	$ 696.6	$ 511.4	$ 677.2
ABL facilities	86.5	120.4	107.5	111.2	88.9
ROU liability	-	-	-	-	143.4
Other liabilities	111.2	136.9	125.1	111.5	87.9
Total liabilities	$ 736.1	$ 843.1	$ 929.3	$ 734.1	$ 997.4
Total stockholders' equity / (deficit)	$ (8.7)	$ (41.0)	$ (44.5)	$ (11.8)	$ 36.7
LTM adjusted ROAA (1)	11.3%	12.5%	10.9%	12.6%	9.7%
Debt / LTM adjusted EBITDA (1)	3.2x	3.0x	3.7x	2.7x	3.5x
Net Debt / LTM adjusted EBITDA (2)	2.7x	2.5x	3.2x	2.1x	3.1x

- August 2018 issuance of $690.0 million of 8.25% Senior Secured Notes due 2025 to (a) redeem remaining $527.5 million of our 12.00% Senior Secured Notes due 2022 and (b) fully extinguish the $122.4 million Non-Recourse U.S. SPV Facility.
- Closed Canadian SPV facility in August 2018 (CAD$175 million capacity) to finance Canadian loan growth
- Expanded Senior Revolver to $50 million in the fourth quarter of 2018

Note: Debt balances are reflected net of deferred interest costs. Subtotals may not sum due to rounding.
(1) Refer to slides 24 and 25 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income.
(2) Net Debt excludes U.S. and Canada SPV debt.

20

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages 21

Appendix 22

Curo Loan Balances and Quarterly Yields ($Millions) Consolidated AR and Quarterly Yield 700,000 80.0% 70.0% 600,000 60.0% 500,000 50.0% 400,000 40.0% 300,000 30.0% 200,000 20.0% 100,000 10.0% - 0.0% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 UI SI CSO OE SP Yield 23

Historical Consolidated Adjusted EBITDA Reconciliation ($Millions) 3 Months endings March 31, 2018 2019 Net Income from continuing operations$ 24.9 $ 28.7 Provision for Income Taxes 11.5 10.0 Interest Expense 22.4 17.7 Depreciation and Amortization 4.5 4.9 EBITDA $ 63.3 $ 61.3 Loss on extinguishment of debt (1) 11.7 - U.K. redress and related costs (2) - 7.8 Share-based compensation (3) 1.8 2.2 Restructuring costs (4) - 1.8 Other Adjustments (5) (0.0) (0.2) Adjusted EBITDA $ 76.8 $ 72.9 Adjusted EBITDA Margin 30.6% 26.2% (1) For the three months ended March 31, 2018, the $11.7 million of loss on extinguishment of debt was for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022. (2) U.K. redress and elated costs of $7.8 million for the three months ended March 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which includes $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $0.2 million for other costs. (3) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period. (4) Restructuring costs of $1.8 million for the three months ended March 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and will allow the Company to reallocate investment to strategic growth activities. 24 (5) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense.

Historical Consolidated Adjusted Net Income Reconciliation ($Millions) 3 Months endings March 31, 2018 2019 Net Income from continuing operations $ 24.9 $ 28.7 Loss on extinguishment of debt (1) 11.7 - U.K. redress and related (2) - 7.8 Share-based compensation (3) 1.8 2.2 Restructuring costs (4) - 1.8 Intangible asset amortization 0.7 0.8 Impact of tax law changes (5) 1.8 - Cumulative tax effect of adjustments (3.7) (3.3) Adjusted net income from continuing operations $ 37.2 $ 38.0 Net income from continuing operations $ 24.9 $ 28.7 Diluted Weighted Average Shares Outstanding 47.4 47.3 Diluted Earnings per Share from Continuing Operations $ 0.53 $ 0.61 Per share impact of adjustments to net income $ 0.25 $ 0.19 Adjusted Diluted Earnings per Share from Continuing Operations$ 0.78 $ 0.80 (1) For the three months ended March 31, 2018, the $11.7 million of loss on extinguishment of debt was for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022. (2) U.K. redress and elated costs of $7.8 million for the three months ended March 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which includes $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $0.2 million for other costs. (3) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period. (4) Restructuring costs of $1.8 million for the three months ended March 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and will allow the Company to reallocate investment to strategic growth activities. (5) As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further 25 guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax. Additionally, the 2017 Tax Act provided for a new GILTI ("Global Intangible Low-Taxed Income") tax starting in 2018 and we estimated and provided tax expense of $0.6 million as of March 31, 2018.

Historical Gross Combined Loan Receivables And Adjusted ROAA Reconciliations ($Millions) Year ending Three months ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Mar. 31, 2018 Mar. 31, 2019 Company-owned gross loans receivable $273.2 $413.2 $571.6 $369.3 $552.9 Gross loans receivable guaranteed by the Company 68.0 78.8 80.4 57.1 62.2 Gross combined loans receivable $341.2 $492.0 $652.0 $426.4 $615.1 Three months ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Mar. 31, 2018 Mar. 31, 2019 Total assets $727.4 $802.1 $884.8 $722.3 $1,034.1 Average assets 661.7 764.8 843.4 762.2 959.4 LTM Adjusted Net Income from Continuing Operations 74.5 95.9 91.9 95.7 92.7 LTM Adjusted ROAA 11.3% 12.5% 10.9% 12.6% 9.7% Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure 26 including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender.

Adjusted Pre-tax income And Adjusted tax Expense Reconciliations ($Thousands) For the 3 Months Ended March 31, 2018 March 31, 2019 Pre-tax income $ 36,380 $ 38,719 Loss (gain) on extinguishment of debt (1) 11,683 - U.K. redress and related costs (2) - 7,817 Share-based cash and non-cash compensation (3) 1,842 2,172 Restructuring and other costs (4) - 1,752 Intangible asset amortization 663 796 Adjusted pre-tax income $ 50,568 $ 51,256 Tax expense $ 11,467 $ 10,046 Impact of tax law changes (5) 1,800 - Cumulative tax effect of adjustments (3,689) (3,260) Adjusted tax expense $ 13,356 $ 13,306 Adjusted tax expense / Adjusted pre-tax income 26.4% 26.0% 27 Refer to slide 25 for explanation of footnotes referenced above.

Adjusted Corporate District and Other Expense Reconciliation ($Thousands) 28 Refer to slide 25 for explanation of footnotes referenced above.

Guidance Metrics Reconciliations Fiscal 2019 Outlook Year Ending December 31, 2019 Low High Net income from Continuing Operations $ 96,000 $ 112,000 Adjustments: Non-cash rent expense and foreign currency exchange rate impact (1) (2) - - Share-based cash and non-cash compensation 9,000 9,000 U.K. redress and related costs (3) 8,000 8,000 Restructuring (4) 2,000 2,000 Intangible asset amortization 2,500 2,500 Cumulative tax effect of adjustments (5,500) (5,500) Adjusted Net Income from Continuing Operations $ 112,000 $ 128,000 Diluted Weighted Average Shares Outstanding 47,700 48,300 Diluted Earnings per Share from Continuing Operations $ 2.01 $ 2.32 Per Share impact of adjustments to Net Income $ 0.34 $ 0.33 Adjusted Diluted Earnings per Share from Continuing Operations $ 2.35 $ 2.65 Net income from Continuing Operations $ 96,000 $ 112,000 Provision for income taxes 33,700 37,700 Interest expense 73,000 73,000 Depreciation and amortization 18,300 18,300 EBITDA $ 221,000 $ 241,000 Non-cash rent expense and foreign currency exchange rate impact (1) (2) - - Share-based cash and non-cash compensation 9,000 9,000 U.K. redress and related costs (3) 8,000 8,000 Restructuring (4) 2,000 2,000 Adjusted EBITDA $ 240,000 $ 260,000 (1) The Company has historically excluded the impact of non-cash interest from adjusted earnings metrics. With the adoption of ASU 842, effective January 1, 2019, the Company anticipates the difference between GAAP rent expense and cash rent paid will grow. However, the Company will continue to adjust for this difference. (2) The Company has historically excluded the impact of foreign currency translation and hedges from adjusted earnings metrics; the Company does not include the impact of any hedge settlement or realized currency gains or losses in its outlook. (3) U.K. redress and related costs of $7.8 million for the three months ended March 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which includes $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $0.2 million for other costs. (4) Restructuring costs of $1.8 million for the three months ended March 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store 29 customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and will allow the Company to reallocate investment to strategic growth activities.

US Segment – AEBITDA Reconciliation to Segment OI

U.S	2019 Q1		2018 Full Year		2018 Q1		2017 Full Year		2017 Q1	
Revenue	$ 226.1	100%	$ 853.1	100%	$ 204.6	100%	$ 737.7	100%	$ 174.3	100%
Provision for losses	85.0	38%	348.6	41%	64.3	31%	267.5	36%	49.2	28%
Net revenue	**141.1**	**62%**	**504.5**	**59%**	**140.3**	**69%**	**470.2**	**64%**	**125.1**	**72%**
Advertising costs	6.4	3%	48.8	6%	5.2	3%	36.1	5%	4.7	3%
Non-advertising COPS	45.0	20%	170.9	20%	43.8	21%	166.9	23%	43.3	25%
Total cost of providing services	51.3	23%	219.7	26%	48.9	24%	203.0	28%	48.0	28%
Gross margin	***89.8***	**40%**	***284.8***	**33%**	***91.3***	**45%**	***267.2***	**36%**	***77.1***	**44%**
Corporate, district and other	43.9	19%	112.8	13%	30.5	15%	120.8	16%	25.0	14%
Interest expense	14.7	7%	80.4	9%	22.3	11%	82.5	11%	23.3	13%
Loss on extinguishment of debt	-		90.6		11.7		12.5		12.5	
Segment operating income	**31.2**		**1.1**		**26.8**		**51.5**		**16.3**	
Interest expense	14.7		80.4		22.3		82.5		23.3	
Depreciation and amortization	3.7	2%	13.8	2%	3.4	2%	13.6	2%	3.4	2%
EBITDA	**49.6**		**95.3**		**52.5**		**147.6**		**43.0**	
Loss on extinguishment of debt (1)	-		90.6		11.7		12.5		12.5	
Restructuring costs (2)	1.6		-		-		-		-	
U.K. redress and related costs (3)	7.8		-		-		-		-	
Legal matters (4)	-		(0.4)		-		4.3		-	
Transaction-related costs (5)	-		-		-		5.6		2.3	
Share-based compensation (6)	2.2	1%	8.2	1%	1.8	1%	10.3	1%	0.1	0%
Other adjustments (7)	(0.1)		0.2		(0.1)		(0.1)		0.0	
Adjusted EBITDA	**$ 61.2**	***27%***	**$ 193.9**	***23%***	**$ 66.0**	***32%***	**$ 180.1**	***24%***	**$ 57.8**	***33%***

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt was comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CFTC 12.00% Senior Secured Notes due 2022, (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (c) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. The $69.2 million of loss on extinguishment incurred in the third quarter was comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. For the year ended December 31, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2) Restructuring costs for the three months ended March 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and will allow the Company to reallocate investment to strategic growth activities.

(3) U.K. redress and related costs of $7.8 million for the three months ended March 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which includes $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $0.2 million for other costs.

(4) Legal matters for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 18, 2018.

(5) Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's Initial Public Offering on December 7, 2017, expenses related to the issuance of $135.0 million of the Company's additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(6) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(7) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense.

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Canada Segment – AEBITDA Reconciliation to Segment OI

Canada	2019 Q1	2018 Full Year	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Full	2017 Q4	2017 Q3	2017 Q2	2017 Q1
Revenue	$ 51.8	$ 191.9	$ 52.4	$ 46.2	$ 47.0	$ 46.3	$186.4	$ 50.6	$ 50.7	$ 43.6	$ 41.6
Provision for losses	17.4	73.0	21.6	24.4	14.4	12.6	45.1	8.8	15.7	10.3	10.2
Net revenue	**34.4**	**118.9**	**30.8**	**21.8**	**32.7**	**33.7**	**141.3**	**41.8**	**34.9**	**33.3**	**31.3**
Advertising costs	1.4	10.5	1.4	3.7	2.7	2.7	10.4	3.5	2.9	2.3	1.8
Non-advertising costs of providing services	17.3	67.8	17.1	17.6	16.7	16.5	63.0	16.3	16.4	15.1	15.3
Total cost of providing services	18.7	78.3	18.4	21.3	19.4	19.2	73.4	19.7	19.3	17.3	17.0
Gross margin	***15.7***	***40.6***	***12.4***	***0.5***	***13.3***	***14.5***	***68.0***	***22.0***	***15.6***	***16.0***	***14.3***
Corporate, district and other	5.2	19.6	4.8	5.1	4.8	4.9	17.0	4.5	4.7	4.4	3.4
Interest expense	3.0	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Segment operating income	**7.5**	**17.0**	**4.8**	**(5.9)**	**8.5**	**9.5**	**50.8**	**17.4**	**10.9**	**11.5**	**10.9**
Interest expense	3.0	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Depreciation and amortization	1.2	4.5	1.2	1.1	1.1	1.1	4.5	1.2	1.2	1.1	1.1
EBITDA	**11.7**	**25.5**	**8.7**	**(3.6)**	**9.6**	**10.7**	**55.5**	**18.7**	**12.2**	**12.7**	**12.0**
Legal matters (1)	-	0.1	-	0.1	-	-	-	-	-	-	-
Share-based compensation (2)	-	-	-	-	-	-	0.2	0.2	-	-	-
Other adjustments (3)	0.0	0.3	0.1	0.1	0.2	0.0	(1.1)	(0.4)	(0.2)	(0.2)	(0.3)
Adjusted EBITDA	**$ 11.7**	**$ 25.9**	**$ 8.8**	**$ (3.4)**	**$ 9.8**	**$ 10.7**	**$ 54.6**	**$ 18.4**	**$ 12.0**	**$ 12.5**	**$ 11.7**
Adjusted EBITDA Margin	*22.6%*	*13.5%*	*16.7%*	*NM*	*20.8%*	*23.2%*	*29.3%*	*36.4%*	*23.6%*	*28.7%*	*28.2%*

(1) Legal matters for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 18, 2018.

(2) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(3) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

31